UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2024

POLAR POWER, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37960	33-0479020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

249 E. Gardena Boulevard, Gardena, California 90248

(Address of Principal Executive Offices) (Zip Code)

(310) 830-9153

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	POLA	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Peter Gross, a member of the Board of Directors (the “Board”) of Polar Power, Inc. (the “Company”), resigned as a member of the Board of Directors of the Company.

The remaining members of the Board appointed and ratified Mr. Michael G. Field, to serve as a member of the Board, effective as of July 25, 2024, and to assume the position of Mr. Gross as a member of the audit committee, chair of the compensation committee and chair of the nominating and corporate governance committee of the Board. The Board has determined that Mr. Field qualifies as an “independent director” as defined in the listing rules of the Nasdaq Stock Market and applicable SEC rules, and that Mr. Field meets the independent director standard under Nasdaq listing standards and under Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Mr. Field has been the President and Chief Executive Officer of The Raymond Corporation (“Raymond”), a company providing intralogistics solutions, since June 2014. From May 2010 to June 2014, he was Raymond’s president of operations and engineering division. From January 2009 to April 2010, he was the executive vice president of operations and engineering. From January 2004 to December 2008, he was the vice president of engineering. Mr. Field is also a Board member of Industrial Truck Association. Mr. Field received his bachelor of science in mechanical engineering from Rochester Institute of Technology in 1986, his master of science in manufactured systems engineering and his MBA in international operations management, both from Boston University in 1995.

In connection with his appointment, the Company and Mr. Field entered into an offer letter (the “Offer Letter”) on July 24, 2024. Pursuant to the Offer Letter, Mr. Field is entitled to an annual director’s fee of $30,000 which will be paid in four quarterly installments. Mr. Field will have the option, solely during the first year of service, to choose between receiving a cash payment in the amount of $7,500 per quarter or receiving 18,750 shares of the Company’s common stock, $0.0001 par value, to be issued pursuant to the Company’s 2016 Omnibus Incentive Plan.

The foregoing description does not constitute a complete summary of the terms of the Offer Letter, and is qualified in its entirety by reference to the complete text of the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On July 30, 2024, the Company issued a press release in connection with the appointment of Mr. Field as a director. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 is furnished pursuant to the rules and regulations of the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description

10.1	Offer Letter between Polar Power, Inc. and Michael G. Field, dated July 24, 2024

99.1	Press release issued by Polar Power, Inc. dated July 30, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2024

POLAR POWER, INC.

By:	/s/ Arthur D. Sams
Arthur D. Sams President, Chief Executive Officer and Secretary